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                           ASSIGNABLE PROMISSORY NOTE

         FOR VALUE RECEIVED, Southridge Group, a Nevada LLC (the "Obligor"), promises to pay to REPRO-MED SYSTEMS, INC. at its offices at 24 Carpenter Road, Chester, New York 10918 (or such other address as the holder may notify the Obligor) the sum of one hundred eighty-three thousand five hundred seventy-nine ($183,579) dollars plus interest at six and one-half (6.5%) percent per annum payable together with the principal which shall become due on November 15, 2002.

         This Note is assignable. If an Event of Default occurs under this note, then in addition to all other remedies available to Seller, Obligor agrees to pay, upon demand, all reasonable legal fees and disbursements incurred by Seller through the appellate level in enforcing any of Seller's rights hereunder.

         Installments of principal due under this Note may be prepaid by Obligor in whole or in part at any time or times and without penalty, but with interest to the date of such prepayment.




                              SOUTHRIDGE GROUP, LLC


                              By: /s/ Yale Farar
                                 -------------------------------------------

                                   Yale Farar
                                 -------------------------------------------
                                    Name

                                   Manager
                                 -------------------------------------------
                                    Title